UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KraneShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

c/o Alliance Advisors LLC

PO Box 2000

South Hackensack, NJ 07606

ADDRESS SERVICE REQUESTED

MM DD, 2026

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IMPORTANT NOTICE

Insert QR CODE here

Re:	Quadratic Deflation ETF (BNDD)

Dear Valued Shareholder,

We have made several attempts to contact you regarding an important matter related to your investment. The Joint Special Meeting of Shareholders has been adjourned to September 24, 2026, to afford Shareholders of record additional time to vote on the proposals described in the Proxy Statement

We kindly request that you contact us as soon as possible. You may reach us by calling 1-866-206-8068 Monday through Friday from 9:00 AM to 10:00 PM ET, and Saturday and Sunday from 10:00 AM to 6:00 PM ET.

Alternatively, you may scan the QR code above to conveniently complete your response online.

This matter is very important and will take only a moment of your time. Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas
SVP, Shareholder Engagement Solutions